Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-291881) of our report dated March 31, 2026 with respect to the consolidated financial statements of Venu Holding Corporation and Subsidiaries, included in its Annual Report (Form 10-K) for the years ended December 31, 2025 and 2024, filed with the Securities and Exchange Commission.

Grassi & Co., CPAs, P.C.

Jericho, New York

March 31, 2026